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                                                                   Exhibit 3.1.1

         FILED
   IN THE OFFICE OF THE
 SECRETARY OF STATE OF THE
    STATE OF NEVADA
      DEC 0 2 1994

CHERYL A. LAU SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                       OF
                      VIETNAM/US INTERNATIONAL TRADE CORP.



       FIRST: THE NAME OF THIS CORPORATION IS:

                      VIETNAM/US INTERNATIONAL TRADE CORP.

       SECOND: ID.:S principal office in the State of Nevada is located at 530 South Fourth Street, Las Vegas, Nevada, 89101. The name and address of its resident agent is Corporation Service Company, at the above address.

       THIRD: The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada;

       To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

       FOURTH: The total authorized capital stock of the corporation is One Thousand (1,000) shares with no par value.

       FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such MANNER as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

       The name and post office address of the first board of directors, which shall be three in number, is as follows:

           NAME                        POST OFFICE ADDRESS

   Michael R. Siegel       419 Greenleaf Street, Glencoe, IL 60022
   Ross B. Scheer          419 Greenleaf Street, Glencoe, IL 60022
   Charlie Nguyen          419 Greenleaf Street, Glencoe, IL 60022

       SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts OF the corporation.




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       SEVENTH: THE NAME AND POST OFFICE ADDRESS OF THE INCORPORATOR SIGNING THE
ARTICLES OF INCORPORATION IS AS FOLLOWS:

            NAME                                      POST OFFICE ADDRESS

  LISA G. MULLIGAN                                   1013 CENTRE ROAD
                                                     WILMINGTON, DE 19805

       EIGHTH: THE CORPORATION IS TO HAVE PERPETUAL EXISTENCE.

       NINTH: IN FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED BY STATUE, THE BOARD OF DIRECTORS IS EXPESSLY AUTHORIZED, SUBJECT TO THE BY-LAWS, IF ANY, ADOPTED BY THE SHAREHOLDERS, TO MAKE, ALTER OR AMEND THE BY-LAWS OF THE CORPORATION.

       TENTH: MEETINGS OF STOCKHOLDERS MAY BE HELD OUTSIDE OF THE STATE OF NEVADA AT SUCH PLACE OR PLACES AS MAY BE DESIGNATED FROM TIME TO TIME BY THE BOARD OF DIRECTORS OR IN THE BY-LAWS OF THE CORPORATION.

       ELEVENTH: THIS CORPORATION RESERVES THE RIGHT TO AMEND, ALTER, CHANGE OR REPEAL ANY PROVISION CONTAINED IN THE ARTICLES OF INCORPORATION, IN THE MANNER NOW OR HEREAFTER PRESCRIBED, AND ALL RIGHTS CONFERRED UPON STOCKHOLDERS HEREIN ARE GRANTED SUBJECT TO THIS RESERVATION.

       I, THE UNDERSIGNED, BEING THE SOLE INCORPORATOR HEREIN BEFORE NAMED FOR THE PURPOSE OF FORMING A CORPORATION PURSUANT TO THE GENERAL CORPORATION LAW OF THE STATE OF NEVADA, DO MAKE AND FILE THESE ARTICLES OF INCORPORATION, HEREBY DECLARING AND CERTIFYING THAT THE FACTS HEREIN STATED ARE TRUE, AND ACCORDINGLY HAVE HEREUNTO SET MY HAND THIS EIGHTEENTH DAY OF NOVEMBER, A.D. 1994.


                                        /s/ Lisa G. Mulligan
                                        ------------------------------------
                                        Lisa G. Mulligan, Incorporator




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    STATE OF DELAWARE    )
                               SS
    COUNTY OF NEW CASTLE )

       On this eighteenth day of November, A.D., 1994, before me A NOTARY PUBLIC, PERSONALLY APPEARED, LISA G. MULLIGAN, WHO SEVERALLY ACKNOWLEDGED that he/she executed the above instrument.

                                   /s/ Janet B. Woznick
                                   --------------------
                                   Notary Public



                            CERTIFICATE OF ACCEPTANCE
                                       OF
                          APPOINTMENT OF RESIDENT AGENT

I, LISA G. Mulligan, Authorized Registered Agent, on behalf of Corporation Service Company hereby accept appointment as Resident Agent of the above-named corporation.

/s/ /s/ Lisa G. Mulligan                                    November 18, 1994
------------------------                                    -----------------
Authorized Registered Agent